Exhibit H

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree as follows:

    (i)        Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

    (ii)        Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: September 27, 2005

SUN NORTHLAND, LLC
By: /s/ Marc J. Leder
Name: Marc J. Leder
Its: Co-CEO
SUN CAPITAL PARTNERS II, LP
By: Sun Capital Advisors II, LP
Its: General Partner
By: Sun Capital Partners, LLC
Its: General Partner
By: /s/ Marc J. Leder
Name: Marc J. Leder
Its: Co-CEO
SUN CAPITAL ADVISORS II, LP
By: Sun Capital Partners, LLC
Its: General Partner
By: /s/ Marc J. Leder
Name: Marc J. Leder
Its: Co-CEO

SUN CAPITAL PARTNERS, LLC
By: /s/ Marc J. Leder
Name: Marc J. Leder
Its: Co-CEO
/s/ Marc J. Leder
Marc J. Leder
/s/ Rodger R. Krouse
Rodger R. Krouse
/s/ John Swendrowski
John Swendrowski
NEW HARVEST, INC.
By: /s/ John Swendrowski
Name: John Swendrowski
Its: Chairman and CEO